EXHIBIT 10.60

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE (the “Amendment” or the “Agreement”), made as of the 26th day of March, 2008, by and between SMIII WOODBRIDGE PLAZA, LLC, a Delaware limited liability company, having an office at c/o KBS Realty Advisors, LLC, 590 Madison Avenue, 26th floor, New York, New York 10022 (the “Landlord”), and CAREADVANTAGE HEALTH SYSTEMS, INC., a corporation having an address at 485(C) Route 1 South, 4th Floor, Iselin, New Jersey 08830 (the “Tenant”).

WITNESSETH :

WHEREAS, SMIII Woodbridge Plaza, LLC (as successor in interest by mesne assignments to Metropolitan Life Insurance Company) and Tenant entered into an Agreement of Lease (the “Original Lease”) dated as of April 14, 1995, as amended by Lease Extension and Modification of Lease dated as of October 31, 2000 (“the First Amendment”), as further amended by that certain Second Amendment to Lease Agreement dated as of December 21, 2004 (“the Second Amendment”), and as further amended by a letter dated March 15, 2007 (the “Letter”), which Lease is guarantied by Careadvantage, Inc. by Guaranty dated on or about April 10, 1995 (the Guaranty; the Original Lease, First Amendment, Second Amendment, Letter, Guaranty, and this Amendment are sometimes hereinafter referred to collectively as the “Lease”), pursuant to which Tenant leases a certain portion of rentable space (the “Premises”) on the fourth (4th) floor of Building “C” (the “Building”) in the office project commonly known as “Woodbridge Corporate Plaza” and which is located at 485 Route 1 South, Iselin, New Jersey 08830 and as is more particularly described in the Lease;

WHEREAS, the Second Amendment provides, as and to the extent set forth in Articles 8 and 9 thereof, for a conditional reduction of certain Base Rent payments and a conditional waiver of certain electric charges, Operating Expense escalation payments and Real Estate Tax escalation payments payable by Tenant under the Lease, which reduction and waiver is conditioned, among other things, on (collectively, the “Conditions”) the Tenant being, at all times during the New Term (as such term is defined in the Second Amendment), the originally named Tenant under the Original Lease and the Premises not having been sublet nor the Lease having been assigned during the New Term (except for an assignment of the Lease or a sublet of the Premises as may be described in Section 11.09 of the Original Lease) and Tenant not being in default under any of the terms and conditions of the Lease at any time during the New Term. The provisions of Article 8 of the Second Amendment provide that if Tenant does not satisfy the Conditions at any time during the New Term, then the conditional reduction in Base Rent provided therein shall be nullified and entirely forfeited and Tenant shall be required to immediately pay to Landlord, as Additional Rent, the equivalent of the difference (the “Base Rent Abatement Amount”) in Base Rent during the New Term between the Base Rent described in Article 5 of the First Amendment and the Base Rent described in Article 8 of the Second Amendment as if Article 8 of the Second Amendment did not exist. Similarly, the provisions of Article 9 of the Second Amendment provide that if the Tenant does not satisfy the Conditions at any time during the New Term, then the conditional waiver (“Escalation Payments Waiver Amount”) of electric charges, Operating Expense escalation payments and Real Estate Tax escalation payments provided therein shall be nullified and entirely forfeited and Tenant shall be required to immediately pay to Landlord, as Additional Rent, the Escalation Payments Waiver Amount as if Article 9 of the Second Amendment did not exist;

WHEREAS, due to certain contingent liabilities which Tenant may suffer as raised by Tenant’s certified public accountant in its review and audit of Tenant’s financial condition with regard to the Base Rent Abatement Amount and the Escalation Payments Waiver Amount being nullified and entirely forfeited if the Conditions are not satisfied by Tenant at any time during the New Term, Tenant has requested that Landlord agree to amortize the Base Rent Abatement Amount and the Escalation Payments Waiver Amount on a straight line basis over the length of the New Term, and Landlord has agreed thereto and to modify certain provisions of the Second Amendment, on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Incorporation of Recitals. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment.

2.  Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

3.  Effective Date. The effective date (“Effective Date”) of this Amendment shall be upon the date hereof.

4.  Amortization of Base Rent Abatement Amount and Escalation Payments Waiver Amount.

(A)
The parties hereby acknowledge and agree that the Base Rent Abatement Amount and the Escalation Payments Waiver Amount shall be deemed herein to be amortized on a straight line basis over the length of the New Term, commencing on the first day of the New Term and ending on the last day of the New Term.

(B)
Tenant hereby covenants and represents that Tenant’s request to Landlord to so amortize the Base Rent Abatement Amount and the Escalation Payments Waiver Amount as provided above during the New Term is being granted and afforded by Landlord to Tenant due solely to the Tenant’s reasons described above, and Tenant herein affirms and acknowledges that same is not being requested by Tenant due to any contemplated sale, merger, consolidation, reorganization or bankruptcy of Tenant and/or Guarantor, any contemplated assignment of the Lease or sublet of the Premises or any anticipated default under the Lease, any anticipated surrender of the Premises (or any portion thereof) by Tenant or any change in the financial condition or circumstances of the Tenant and/or Guarantor. The aforesaid covenant and representation of Tenant is a material inducement to Landlord to agree to the terms herein contained in this Amendment for Tenant’s benefit and if same shall be untrue, false or misleading in any respect, then the agreements and consideration herein granted by Landlord to Tenant shall be deemed to have been entirely nullified and forfeited by the Tenant and this Amendment shall be deemed to be a nullity.

5.  Notices. Article 10 of the Second Amendment is deleted and is replaced with the following:

“(b) Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by Landlord or Tenant shall be (i) delivered personally, (ii) sent by a recognized overnight courier, (iii) sent by telefacsimile transmission (provided that an original is deposited on the same day for delivery by a recognized overnight courier service) or (iv) sent by United States certified mail, postage prepaid, and addressed as follows or at such substitute addresses as may be specified by either party by written notice furnished to the other in accordance herewith:

If to Landlord: With a copy to:
SMIII Woodbridge Plaza, LLC
c/o KBS Realty Advisors, LLC
590 Madison Avenue, 26th Floor
New York, NY 10022
Attention: Asset Manager
Telecopier No.: (212) 644-1372

David J. Feit, Esq.
David J. Feit, Esq., PLLC
22 Cortlandt Street, Suite 803
New York, NY 10007
Telecopier No.: (212) 608-1803

If to Tenant:	CareAdvantage Health Systems, Inc. 485C Route 1 South Iselin, New Jersey 08830

Notices, demands and requests delivered in the manner provided hereinabove will be deemed received: (i) upon receipt or refusal, if delivered personally, (ii) if sent by recognized overnight courier, on the next business day following deposit therewith, (iii) if sent by telefacsimile transmission as provided above, on the day confirmation of transmission to the specified telecopier number is received electronically (provided that said confirmation is received on a business day prior to 5:00 p.m. local time; otherwise on the next business day), and (iv) if sent by certified mail, three (3) business days after the date of postmark thereof. Notices and demands from Landlord to Tenant may be signed by Landlord, its beneficiaries, the managing agent for the Property or the agent of any of them.”

6.        No Claims. Tenant hereby represents to Landlord that it has no causes of action, defenses, setoffs, claims or demands whatsoever, in law or in equity, against the Landlord as of the date of this Amendment, based upon or by reason of any matter, cause or thing whatsoever, arising out of the Lease.

7.         Ratification. As modified and amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term of the Lease.

8.         Guaranty. The terms and conditions of the Lease, as amended hereby, are hereby guarantied by Guarantor as described in the Guaranty and are hereby ratified, affirmed and agreed to by Guarantor. All of the terms, covenants and conditions of the Guaranty are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term of the Lease.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

LANDLORD

SMIII WOODBRIDGE PLAZA, LLC, a Delaware limited liability company

Witnessed by:	By: KBS Realty Advisors, LLC, as Agent

/s/ Elvira Perzic	By: /s/ Charles A. Valentino
Name: Elvira Perzic	Charles A. Valentino, Senior Vice President

TENANT

Witnessed by:	CAREADVANTAGE HEALTH SYSTEMS, INC.

/s/ Stacy D. Percell	By: /s/ Dennis J. Mouras
Name: Stacy D. Percell	Name: Dennis J. Mouras Title: President and CEO

GUARANTOR

Witnessed by:	CAREADVANTAGE, INC.

/s/ Stacy D. Percell	By: /s/ Dennis J. Mouras
Name: Stacy D. Percell	Name: Dennis J. Mouras Title: President and CEO